MINERAL RIGHTS ASSIGNMENT

Mineral Rights Assignment (the "Assignment") is effective October 21, 2011, and is by and between Bio-Carbon Solutions International, Inc. (herein referred to as “BICS”) a State of Nevada corporation, and Mr. Matthew Sacco, (herein referred to as “Sacco”).

RECITALS

WHEREAS, Sacco (the “Buyer”) is the owner of various mineral rights and desires to acquire shares of common stock of Bio-Carbon Solutions International, Inc.; and

WHEREAS, Bio-Carbon Solutions International, Inc. desires to sell shares of its common stock in exchange for the Mineral Rights.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

1.
Assignment of Mineral Rights.  Sacco hereby assigns 100% interest of Blackfly Exploration & Mining; the mineral rights Sacco owns in the properties set forth in exhibit “A” attached hereto (the “Mineral Rights”)  to Bio-Carbon Solutions International, Inc.

2.	Further Assurances.

a.
Sacco agrees to give further assurances as Bio-Carbon Solutions International, Inc. may reasonably request in the future as may be desirable to protect the interest of Bio-Carbon Solutions International, Inc. in the Mineral Rights.

b.
At the time of transfer, BICS will be, the sole beneficial owner(s) of a 100% undivided interest in and to the Properties free and clear of all liens, charges and claims of others, and no taxes or rentals are or will be due in respect of any thereof;

c.
There is no adverse claim or challenges to the ownership of or title to the Property nor to the knowledge of Sacco is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Vendor’s interest in the Property or any portion thereof;

d.	The mineral claims comprising the Properties have been properly staked and recorded and are in good standing in the mining division in which they were recorded; and
e.
Sacco to the best of their knowledge, any predecessor in interest or title of the Buyer to the Properties has done anything whereby the Property may be subject to any lien, adverse claim, option to purchase or acquire or other encumbrance.

3.
Issuance of Common Stock.    In consideration of this Assignment, Bio-Carbon Solutions International, Inc. agrees to issue restricted shares of its common stock to Sacco.  Delivery of the Shares shall be on or before October 31, 2011, registered in the name of Sacco and/or his assigns and such shares shall be issued on a per claim basis as BICS exercises its mineral rights for each Tract as per table shown below.  It is also understood that the Mineral Rights extend to all Rare Earth Metals and other minerals excluding the Mineral rights for Gold.

Map Sheet Reference	Tract	Claims	Shares Issued

11 E 11 B	79	NO	6,000,000
11 E 11 B	89	ABCF*GHJK*LOPQ	6,000,000
11 E 11 B	90	CDEF*LMNO	6,000,000
11 E 11 B	103	CD	6,000,000
11 E 11 B	104	ABC	6,000,000

Once all Tracts and Claims have been exercised by BICS, Sacco will have purchased a total of 30,000,000 restricted shares of BICS’ common stock.  Such exercise of each Tract and Claim shall be evidenced by Notice to Exercise Form by both parties as shown in Exhibit “C”.

BICS shall have a period of six months to give notice of intent to acquire the Gold Mineral rights   for a further 20,000,000 Restricted Common Shares of Bio-Carbon Solutions International, Inc.

4.	Covenant of BICS. BICS shall be subject to the following covenant. BICS shall make the following covenant a condition and a part of any future disposition of its ownership in the Mineral Rights:

A.
"The Buyer and the Buyer's heirs, successors and assigns agree that Bio-Carbon Solutions International, Inc. and its heirs, successors and assigns will ensure that the yearly License renewal fees due on or about the 28th of October for License # 09388 be promptly paid along with the yearly work requirements of $5,400. Total costs along with License fees to be $5,724 per year.   The Buyer and the Buyer's heirs, successors and assigns agree that Bio-Carbon Solutions International, Inc. and its heirs, successors and assigns shall be entitled to promptly receive profits and distributions (whether in cash or in-kind) pro rata to their percentage ownership in the Mineral Rights. The purpose of this covenant is to ensure that Bio-Carbon Solutions International, Inc. and its heirs, successors and assigns keep the Mineral Rights and Exploration License in good standing with the Nova Scotia Natural Resources.

B.
Bio-Carbon Solutions International, Inc. and its heirs, successors and assigns will ensure that the following minimum expenditures are met in order to properly explore the property for minerals, failing which if such expenditures are not met, then mineral rights of said property shall revert back to Sacco:

i. $250,000 (two hundred and fifty thousand dollars) before the end of the first year of the time this assignment has been duly executed; and
ii. $700,000 (seven hundred thousand dollars) before the end of the second year of the time this assignment has been duly executed; and
iii. $1,050,000 (one-million fifty thousand dollars) before the end of the third year of the time this assignment has been duly executed.

C. In the event that Bio-Carbon Solutions International, Inc. Does not meet the expenditures as outline in Section 4(B), then for every quarter that Bio-Carbon Solutions International, Inc. has not met their minimal expenditure requirements, then Sacco shall receive a further 500,000 shares for every quarter these expenditures are not met.

D. In the event that property does not contain minerals of commercial value and exploration is subsequently abandoned, BICS shall claw back Eighty Percent (80%) of the shares issued to Sacco.

5.
The parties hereto and their heirs, successors and assigns agree that Bio-Carbon Solutions International, Inc., a State of Nevada corporation, is an intended third party beneficiary of this Assignment.

6.	This Mineral Rights Assignment supersedes all previous mineral rights assignments between the parties.

7.
This Agreement may be subject to the approval of the appropriate regulatory authorities and the parties agree to use their respective best efforts to obtain such approval, as well as to execute such reasonable amendments as may reasonably be required to obtain such approval.

8.	This Agreement shall be construed in accordance with the laws in force from time to time in the Province of Ontario.

9.	This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

BIO-CARBON SOLUTIONS INTERNATIONAL, INC.

By:	/s/Luc C Duchesne	Date: October 21, 2011
Dr. Luc C. Duchesne, President & CEO

MATTHEW SACCO

By:	/s/Matthew Sacco	Date: October 21, 2011
Matthew Sacco

EXHIBIT ‘A’

MINERAL RIGHTS OWNERSHIP

ATTACHED

EXHIBIT ‘A’

Cont’d

EXHIBIT “B”
EXPLORATION LICENSE AND CLAIMS

ATTACHED

EXHIBIT “C”
NOTICE TO EXERCISE CLAIMS AND TRACT OF
BLACKFLY EXPLORATION & MINING

-and-

NOTICE TO PURCHASE RESTRICTED COMMON SHARES OF
BIO-CARBON SOLUTIONS INTERNATIONAL, INC.

Bio-Carbon Solutions International, Inc. Hereby gives notice to exercise its option for the mineral rights as described under the terms and conditions of this Mineral Rights Assignment Agreement for the Tract, Claims and Map Sheet, situated at or near Warwick Mountain in the County of Colchester, described as:

MAP SHEET:11 E 11 B

TRACT:              ________

CLAIMS:            _______________________________________

Shares Issued:   _____________________, Restricted Common Shares of
Bio-Carbon Solutions International, Inc.

Date of Exercise:__________________

Matthew Sacco and/or his assigns hereby agrees to purchase ___________________, Restricted Common Shares of Bio-Carbon Solutions International, Inc. for the assignment of the Mineral Rights as described in the table above.

BIO-CARBON SOLUTIONS INTERNATIONAL, INC.

By:		Date:
Dr. Luc C. Duchesne, President & CEO

MATTHEW SACCO

By:		Date:
Matthew Sacco